Citigroup Global Markets Holdings Inc.	October 16, 2020 Medium-Term Senior Notes, Series N Pricing Supplement No. 2020-USNCH5666 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-224495 and 333-224495-03

Barrier Securities Linked to an Equally Weighted Basket of Twelve Underlyings Due October 25, 2027

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of an equally weighted basket composed of the underlyings specified below.

▪	The securities offer modified exposure to the performance of the basket from the initial basket value to the final basket value, with (i) the opportunity to participate in a limited range of potential appreciation of the basket at the upside participation rate specified below and (ii) contingent repayment of the stated principal amount at maturity if the basket depreciates, but only so long as the final basket value is greater than or equal to the final barrier value specified below. In exchange for these features, investors in the securities must be willing to forgo any appreciation of the basket in excess of the maximum return at maturity specified below and must be willing to forgo any dividends with respect to any underlying. In addition, investors in the securities must be willing to accept full downside exposure to the depreciation of the basket if the final basket value is less than the final barrier value. If the final basket value is less than the final barrier value, you will lose 1% of the stated principal amount of your securities for every 1% by which the final basket value is less than the initial basket value. You may lose your entire investment in the securities.

▪	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	A basket composed of the underlyings listed on the next page, each having the weighting and initial underlying value listed on the next page
Stated principal amount:	$1,000 per security
Pricing date:	October 16, 2020
Issue date:	October 23, 2020
Valuation date:	October 18, 2027, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	October 25, 2027
Payment at maturity:

You will receive at maturity for each security you then hold:

▪ If the final basket value is greater than the initial basket value:

$1,000 + the return amount, subject to the maximum return at maturity

▪ If the final basket value is less than or equal to the initial basket value but greater than or equal to the final barrier value:

$1,000

▪ If the final basket value is less than the final barrier value:

$1,000 + ($1,000 × the basket return)

If the final basket value is less than the final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.

Initial basket value:	100
Final basket value:	100 × (1 + the sum of the weighted underlying returns of the underlyings)
Return amount:	$1,000 × the basket return × the upside participation rate
Upside participation rate:	100.00%
Basket return:	(i) The final basket value minus the initial basket value, divided by (ii) the initial basket value
Weighted underlying return:	For each underlying, its underlying return multiplied by its weighting
Final underlying value:	For each underlying, its closing value on the valuation date
Underlying return:	For each underlying, (i) its final underlying value minus its initial underlying value, divided by (ii) its initial underlying value
Maximum return at maturity:	$3,380.00 per security (338.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity.
Final barrier value:	70.00, 70.00% of the initial basket value
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer(3)
Per security:	$1,000.00	$35.00	$965.00
Total:	$1,550,000.00	$54,250.00	$1,495,750.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $892.50 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI will receive an underwriting fee of up to $35.00 for each security sold in this offering. The total underwriting fee and proceeds to issuer in the table above give effect to the actual total underwriting fee. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $35.00 for each security they sell. In addition, CGMI will pay selected dealers not affiliated with CGMI a structuring fee of up to $5.00 for each security they sell. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the securities. CGMI will pay these service providers a fee of up to $4.00 per security in consideration for providing marketing, education, structuring or referral services with respect to financial advisors or selected dealers. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) The per security proceeds to issuer indicated above represent the minimum per security proceeds to issuer for any security, assuming the maximum per security underwriting fee. As noted above, the underwriting fee is variable.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-08 dated February 15, 2019     Prospectus Supplement and Prospectus each dated May 14, 2018

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)

Basket:	Underlying	Weighting	Initial underlying value*
	Advanced Micro Devices, Inc.	1/12	$83.17
	Amazon.com, Inc.	1/12	$3,272.71
	Apple Inc.	1/12	$119.02
	Broadcom Inc.	1/12	$378.65
	DocuSign, Inc.	1/12	$234.60
	Microsoft Corporation	1/12	$219.66
	Netflix, Inc.	1/12	$530.79
	NVIDIA Corporation	1/12	$552.46
	PayPal Holdings, Inc.	1/12	$204.45
	Peloton Interactive, Inc.	1/12	$131.33
	Shopify Inc.	1/12	$1,067.21
	Twilio Inc.	1/12	$326.47
*For each underlying, its closing value on the pricing date
CUSIP / ISIN:	17328WRF7 / US17328WRF76
PS-2

Citigroup Global Markets Holdings Inc.

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of each underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to each underlying. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of (i) Advanced Micro Devices, Inc., Amazon.com, Inc., Apple Inc., Broadcom Inc., DocuSign, Inc., Microsoft Corporation, Netflix, Inc., NVIDIA Corporation and PayPal Holdings, Inc. are their respective shares of common stock, (ii) Peloton Interactive, Inc. and Twilio Inc. are their respective shares of Class A common stock and (iii) Shopify Inc. are its Class A subordinate voting shares. Please see the accompanying product supplement for more information.

Prospectus. The first sentence of “Description of Debt Securities— Events of Default and Defaults” in the accompanying prospectus shall be amended to read in its entirety as follows:

Events of default under the indenture are:

•	failure of Citigroup Global Markets Holdings or Citigroup to pay required interest on any debt security of such series for 30 days;

•	failure of Citigroup Global Markets Holdings or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series for 30 days;

•	failure of Citigroup Global Markets Holdings or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

•	failure of Citigroup Global Markets Holdings to perform for 90 days after notice any other covenant in the indenture applicable to it other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency of Citigroup Global Markets Holdings, whether voluntary or not (Section 6.01).

Payout Diagram

The diagram below illustrates your payment at maturity for a range of hypothetical basket returns.

Investors in the securities will not receive any dividends with respect to the underlyings. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—You will not receive dividends or have any other rights with respect to the underlyings” below.

Payout Diagram

■ The Securities	■ The Basket
PS-3

Citigroup Global Markets Holdings Inc.

Hypothetical Examples

The examples below illustrate how to determine the payment at maturity on the securities, assuming the various hypothetical final basket values indicated below. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of what the actual payment at maturity on the securities will be. The actual payment at maturity will depend on the actual final basket value.

The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values of the underlyings. For the actual initial underlying value of each underlying, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial underlying value of each underlying, and not these hypothetical values. For ease of analysis, figures below have been rounded.

Underlying	Hypothetical initial underlying value
Advanced Micro Devices, Inc.	$100.00
Amazon.com, Inc.	$100.00
Apple Inc.	$100.00
Broadcom Inc.	$100.00
DocuSign, Inc.	$100.00
Microsoft Corporation	$100.00
Netflix, Inc.	$100.00
NVIDIA Corporation	$100.00
PayPal Holdings, Inc.	$100.00
Peloton Interactive, Inc.	$100.00
Shopify Inc.	$100.00
Twilio Inc.	$100.00

Example 1—Upside Scenario A. The final basket value is 105.00, resulting in a 5.00% basket return. In this example, the final basket value is greater than the initial basket value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
Advanced Micro Devices, Inc.	$60.00	-40.00%	1/12	-3.33%
Amazon.com, Inc.	$170.00	70.00%	1/12	5.83%
Apple Inc.	$100.00	0.00%	1/12	0.00%
Broadcom Inc.	$200.00	100.00%	1/12	8.33%
DocuSign, Inc.	$30.00	-70.00%	1/12	-5.83%
Microsoft Corporation	$140.00	40.00%	1/12	3.33%
Netflix, Inc.	$100.00	0.00%	1/12	0.00%
NVIDIA Corporation	$105.00	5.00%	1/12	0.42%
PayPal Holdings, Inc.	$125.00	25.00%	1/12	2.08%
Peloton Interactive, Inc.	$60.00	-40.00%	1/12	-3.33%
Shopify Inc.	$120.00	20.00%	1/12	1.67%
Twilio Inc.	$50.00	-50.00%	1/12	-4.17%
			Sum of the hypothetical weighted underlying returns:	5.00%
			Hypothetical final basket value:	100 × (1 + the sum of the hypothetical weighted underlying returns) = 100 × (1 + 5.00%) = 105.00000

Payment at maturity per security = $1,000 + the return amount, subject to the maximum return at maturity

= $1,000 + ($1,000 × the basket return × the upside participation rate), subject to the maximum return at maturity

= $1,000 + ($1,000 × 5.00% × 100.00%), subject to the maximum return at maturity

= $1,000 + $50.00, subject to the maximum return at maturity

= $1,050.00

In this scenario, the basket has appreciated from the initial basket value to the final basket value, and your total return at maturity would equal the basket return multiplied by the upside participation rate.

Example 2—Upside Scenario B. The final basket value is 490.00, resulting in a 390.00% basket return. In this example, the final basket value is greater than the initial basket value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
Advanced Micro Devices, Inc.	$2,415.00	2,315.00%	1/12	192.92%
Amazon.com, Inc.	$310.00	210.00%	1/12	17.50%
Apple Inc.	$255.00	155.00%	1/12	12.92%
Broadcom Inc.	$200.00	100.00%	1/12	8.33%
DocuSign, Inc.	$295.00	195.00%	1/12	16.25%
Microsoft Corporation	$375.00	275.00%	1/12	22.92%
PS-4

Citigroup Global Markets Holdings Inc.

Netflix, Inc.	$195.00	95.00%	1/12	7.92%
NVIDIA Corporation	$475.00	375.00%	1/12	31.25%
PayPal Holdings, Inc.	$480.00	380.00%	1/12	31.67%
Peloton Interactive, Inc.	$350.00	250.00%	1/12	20.83%
Shopify Inc.	$235.00	135.00%	1/12	11.25%
Twilio Inc.	$295.00	195.00%	1/12	16.25%
			Sum of the hypothetical weighted underlying returns	390.00%
			Hypothetical final basket value:	100 × (1 + the sum of the hypothetical weighted underlying returns) = 100 × (1 + 390.00%) = 490.00000

Payment at maturity per security = $1,000 + the return amount, subject to the maximum return at maturity

= $1,000 + ($1,000 × the basket return × the upside participation rate), subject to the maximum return at maturity

= $1,000 + ($1,000 × 390.00% × 100.00%), subject to the maximum return at maturity

= $1,000 + $3,900.00, subject to the maximum return at maturity

= $4,380.00

In this scenario, the basket has appreciated from the initial basket value to the final basket value, but the basket return multiplied by the upside participation rate would exceed the maximum return at maturity. As a result, your total return at maturity in this scenario would be limited to the maximum return at maturity, and an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket without a maximum return.

Example 3—Par Scenario. The final basket value is 95.00, resulting in a -5.00% basket return. In this example, the final basket value is less than the initial basket value but greater than the final barrier value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
Advanced Micro Devices, Inc.	$150.00	50.00%	1/12	4.17%
Amazon.com, Inc.	$45.00	-55.00%	1/12	-4.58%
Apple Inc.	$110.00	10.00%	1/12	0.83%
Broadcom Inc.	$80.00	-20.00%	1/12	-1.67%
DocuSign, Inc.	$10.00	-90.00%	1/12	-7.50%
Microsoft Corporation	$40.00	-60.00%	1/12	-5.00%
Netflix, Inc.	$130.00	30.00%	1/12	2.50%
NVIDIA Corporation	$105.00	5.00%	1/12	0.42%
PayPal Holdings, Inc.	$155.00	55.00%	1/12	4.58%
Peloton Interactive, Inc.	$160.00	60.00%	1/12	5.00%
Shopify Inc.	$85.00	-15.00%	1/12	-1.25%
Twilio Inc.	$70.00	-30.00%	1/12	-2.50%
			Sum of the hypothetical weighted underlying returns	-5.00%
			Hypothetical final basket value:	100 × (1 + the sum of the hypothetical weighted underlying returns) = 100 × (1 + -5.00%) = 95.00000

Payment at maturity per security = $1,000

In this scenario, the basket has depreciated from the initial basket value to the final basket value but not below the final barrier value. As a result, you would be repaid the stated principal amount of your securities at maturity but would not receive any positive return on your investment.

Example 4—Downside Scenario. The final basket value is 30.00, resulting in a -70.00% basket return. In this example, the final basket value is less than the final barrier value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
Advanced Micro Devices, Inc.	$65.00	-35.00%	1/12	-2.92%
Amazon.com, Inc.	$25.00	-75.00%	1/12	-6.25%
Apple Inc.	$30.00	-70.00%	1/12	-5.83%
Broadcom Inc.	$20.00	-80.00%	1/12	-6.67%
DocuSign, Inc.	$0.00	-100.00%	1/12	-8.33%
Microsoft Corporation	$5.00	-95.00%	1/12	-7.92%
Netflix, Inc.	$25.00	-75.00%	1/12	-6.25%
NVIDIA Corporation	$5.00	-95.00%	1/12	-7.92%
PayPal Holdings, Inc.	$105.00	5.00%	1/12	0.42%
Peloton Interactive, Inc.	$25.00	-75.00%	1/12	-6.25%
Shopify Inc.	$25.00	-75.00%	1/12	-6.25%
Twilio Inc.	$30.00	-70.00%	1/12	-5.83%
			Sum of the hypothetical	-70.00%
PS-5

Citigroup Global Markets Holdings Inc.

weighted underlying returns
Hypothetical final basket value:	100 × (1 + the sum of the hypothetical weighted underlying returns) = 100 × (1 + -70.00%) = 30.00000

Payment at maturity per security = $1,000 + ($1,000 × the basket return)

= $1,000 + ($1,000 × -70.00%)

= $1,000 + -$700.00

= $300.00

In this scenario, the basket has depreciated from the initial basket value to the final basket value and the final basket value is less than the final barrier value. As a result, your total return at maturity in this scenario would be negative and would reflect 1-to-1 exposure to the negative performance of the basket.

PS-6

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket value is less than the final barrier value, you will lose 1% of the stated principal amount of your securities for every 1% by which the basket has depreciated from the initial basket value to the final basket value. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity, even if the basket appreciates by significantly more than the maximum return at maturity. If the basket appreciates by more than the maximum return at maturity, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the basket. When lost dividends are taken into account, the securities may underperform an alternative investment providing 1-to-1 exposure to the performance of the basket even if the basket appreciates by less than the maximum return at maturity.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	You will not receive dividends or have any other rights with respect to the underlyings. You will not receive any dividends with respect to the underlyings. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the underlyings. If any change to the underlying shares is proposed, such as an amendment to the underlying’s organizational documents, you will not have the right to vote on such change. Any such change may adversely affect the market value of the underlyings.

▪	Your payment at maturity depends on the value of the basket on a single day. Because your payment at maturity depends on the value of the basket solely on the valuation date, you are subject to the risk that the value of the basket on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the underlyings or in another instrument linked to the basket that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of values of the basket, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities are riskier than securities with a shorter term. The securities are relatively long-dated. Because the securities are relatively long-dated, many of the risks of the securities are heightened as compared to securities with a shorter term, because you will be subject to those risks for a longer period of time. In addition, the value of a longer-dated security is typically less than the value of an otherwise comparable security with a shorter term.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

PS-7

Citigroup Global Markets Holdings Inc.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Changes in the closing values of the underlyings may offset each other. The performances of the underlyings may not be correlated with each other. If some of the underlyings appreciate, others may not appreciate as much or may even depreciate. In such event, the appreciation of some of the underlyings may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of the other underlyings.

▪	The underlyings may be highly correlated in decline. The performances of the underlyings may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the underlyings specifically. If the underlyings become correlated in decline, the depreciation of some underlyings will not be offset by the performance of the other underlyings and, in fact, each underlying may contribute to an overall decline from the initial basket value to the final basket value.

▪	An investment in the securities is not a diversified investment. The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment. First, although the underlyings differ in important respects, many of them represent similar or related industries. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the underlyings will offset the risk that we and Citigroup Inc. may default on our obligations.

▪	Our offering of the securities is not a recommendation of the basket or the underlyings. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent

PS-8

Citigroup Global Markets Holdings Inc.

with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

▪	The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

▪	Even if an underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by an underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of that underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If an underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of an underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of an underlying would not.

▪	The securities may become linked to an underlying other than an original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares of that original underlying. For example, if an underlying enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of that underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of an underlying are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

▪	If the underlying shares of an underlying are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PS-9

Citigroup Global Markets Holdings Inc.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date for these securities. The graph below sets forth the hypothetical historical daily values of the basket for the period from September 26, 2019 to October 16, 2020, assuming that the basket was created on September 26, 2019 with the same underlyings and corresponding weights in the basket and with a value of 100 on that date. The hypothetical performance of the basket is based on the actual closing values of the underlyings on the applicable dates. We obtained these closing values from Bloomberg L.P., without independent verification. Any historical trend in the value of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance September 26, 2019 to October 16, 2020

PS-10

Citigroup Global Markets Holdings Inc.

Information About Advanced Micro Devices, Inc.

Advanced Micro Devices, Inc. (AMD) produces semiconductor products and devices. The company offers products such as microprocessors, embedded microprocessors, chipsets, graphics, video and multimedia products and supplies it to third-party foundries, as well as provides assembling, testing, and packaging services. AMD serves customers worldwide. The underlying shares of Advanced Micro Devices, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Advanced Micro Devices, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-07882 through the SEC’s website at http://www.sec.gov. In addition, information regarding Advanced Micro Devices, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Advanced Micro Devices, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “AMD.”

We have derived all information regarding Advanced Micro Devices, Inc. from publicly available information and have not independently verified any information regarding Advanced Micro Devices, Inc. This pricing supplement relates only to the securities and not to Advanced Micro Devices, Inc. We make no representation as to the performance of Advanced Micro Devices, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Advanced Micro Devices, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Advanced Micro Devices, Inc. on October 16, 2020 was $83.17.

The graph below shows the closing value of Advanced Micro Devices, Inc. for each day such value was available from January 2, 2015 to October 16, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Advanced Micro Devices, Inc. – Historical Closing Values January 2, 2015 to October 16, 2020

PS-11

Citigroup Global Markets Holdings Inc.

Information About Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a wide range of products. The company’s products include books, music, videotapes, computers, electronics, home and garden, and numerous other products. Amazon.com, Inc. offers personalized shopping services, Web-based credit card payment, and direct shipping to customers. The underlying shares of Amazon.com, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-22513 through the SEC’s website at http://www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Amazon.com, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “AMZN.”

We have derived all information regarding Amazon.com, Inc. from publicly available information and have not independently verified any information regarding Amazon.com, Inc. This pricing supplement relates only to the securities and not to Amazon.com, Inc. We make no representation as to the performance of Amazon.com, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Amazon.com, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Amazon.com, Inc. on October 16, 2020 was $3,272.71.

The graph below shows the closing value of Amazon.com, Inc. for each day such value was available from January 4, 2010 to October 16, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Amazon.com, Inc. – Historical Closing Values January 4, 2010 to October 16, 2020

PS-12

Citigroup Global Markets Holdings Inc.

Information About Apple Inc.

Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. Apple Inc. sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers. The underlying shares of Apple Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Apple Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-36743 through the SEC’s website at http://www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Apple Inc. trade on the Nasdaq Global Select Market under the ticker symbol “AAPL.”

We have derived all information regarding Apple Inc. from publicly available information and have not independently verified any information regarding Apple Inc. This pricing supplement relates only to the securities and not to Apple Inc. We make no representation as to the performance of Apple Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Apple Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Apple Inc. on October 16, 2020 was $119.02.

The graph below shows the closing value of Apple Inc. for each day such value was available from January 4, 2010 to October 16, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Apple Inc. – Historical Closing Values January 4, 2010 to October 16, 2020

PS-13

Citigroup Global Markets Holdings Inc.

Information About Broadcom Inc.

Broadcom Inc. designs, develops, and markets digital and analog semiconductors. The company offers wireless RF components, storage adapters, controllers, networking processors, switches, fiber optic modules, motion control encoders, and optical sensors. Broadcom Inc. markets its products worldwide. The underlying shares of Broadcom Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Broadcom Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-38449 through the SEC’s website at http://www.sec.gov. In addition, information regarding Broadcom Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Broadcom Inc. trade on the Nasdaq Global Select Market under the ticker symbol “AVGO.”

We have derived all information regarding Broadcom Inc. from publicly available information and have not independently verified any information regarding Broadcom Inc. This pricing supplement relates only to the securities and not to Broadcom Inc. We make no representation as to the performance of Broadcom Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Broadcom Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Broadcom Inc. on October 16, 2020 was $378.65.

The graph below shows the closing value of Broadcom Inc. for each day such value was available from January 4, 2010 to October 16, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Broadcom Inc. – Historical Closing Values January 4, 2010 to October 16, 2020

PS-14

Citigroup Global Markets Holdings Inc.

Information About DocuSign, Inc.

DocuSign, Inc. provides electronic signature solutions. The company offers its services to mortgage, non-profit, government, real estate, insurance, technology, and healthcare industries. DocuSign, Inc. serves customers worldwide. The underlying shares of DocuSign, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by DocuSign, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-38465 through the SEC’s website at http://www.sec.gov. In addition, information regarding DocuSign, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of DocuSign, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “DOCU.”

We have derived all information regarding DocuSign, Inc. from publicly available information and have not independently verified any information regarding DocuSign, Inc. This pricing supplement relates only to the securities and not to DocuSign, Inc. We make no representation as to the performance of DocuSign, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. DocuSign, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of DocuSign, Inc. on October 16, 2020 was $234.60.

The graph below shows the closing value of DocuSign, Inc. for each day such value was available from April 27, 2018 to October 16, 2020. The underlying shares of DocuSign, Inc. began trading on April 27, 2018 and therefore have a limited historical performance. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

DocuSign, Inc. – Historical Closing Values April 27, 2018 to October 16, 2020

PS-15

Citigroup Global Markets Holdings Inc.

Information About Microsoft Corporation

Microsoft Corporation develops, manufactures, licenses, sells, and supports software products. The company offers operating system software, server application software, business and consumer applications software, software development tools, and Internet and intranet software. Microsoft Corporation also develops video game consoles and digital music entertainment devices. The underlying shares of Microsoft Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-37845 through the SEC’s website at http://www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Microsoft Corporation trade on the Nasdaq Global Select Market under the ticker symbol “MSFT.”

We have derived all information regarding Microsoft Corporation from publicly available information and have not independently verified any information regarding Microsoft Corporation. This pricing supplement relates only to the securities and not to Microsoft Corporation. We make no representation as to the performance of Microsoft Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Microsoft Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Microsoft Corporation on October 16, 2020 was $219.66.

The graph below shows the closing value of Microsoft Corporation for each day such value was available from January 4, 2010 to October 16, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Microsoft Corporation – Historical Closing Values January 4, 2010 to October 16, 2020

PS-16

Citigroup Global Markets Holdings Inc.

Information About Netflix, Inc.

Netflix, Inc. is an Internet subscription service for watching television shows and movies. Subscribers can instantly watch unlimited television shows and movies streamed over the Internet to their televisions, computers, and mobile devices and in the United States, subscribers can receive standard definition DVDs and Blu-ray Discs delivered to their homes. The underlying shares of Netflix, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Netflix, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-35727 through the SEC’s website at http://www.sec.gov. In addition, information regarding Netflix, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Netflix, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “NFLX.”

We have derived all information regarding Netflix, Inc. from publicly available information and have not independently verified any information regarding Netflix, Inc. This pricing supplement relates only to the securities and not to Netflix, Inc. We make no representation as to the performance of Netflix, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Netflix, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Netflix, Inc. on October 16, 2020 was $530.79.

The graph below shows the closing value of Netflix, Inc. for each day such value was available from January 4, 2010 to October 16, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Netflix, Inc. – Historical Closing Values January 4, 2010 to October 16, 2020

PS-17

Citigroup Global Markets Holdings Inc.

Information About NVIDIA Corporation

NVIDIA Corporation designs, develops, and markets three dimensional (3D) graphics processors and related software. The company offers products that provides interactive 3D graphics to the mainstream personal computer market. The underlying shares of NVIDIA Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 000-23985 through the SEC’s website at http://www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of NVIDIA Corporation trade on the Nasdaq Global Select Market under the ticker symbol “NVDA.”

We have derived all information regarding NVIDIA Corporation from publicly available information and have not independently verified any information regarding NVIDIA Corporation. This pricing supplement relates only to the securities and not to NVIDIA Corporation. We make no representation as to the performance of NVIDIA Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. NVIDIA Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of NVIDIA Corporation on October 16, 2020 was $552.46.

The graph below shows the closing value of NVIDIA Corporation for each day such value was available from January 4, 2010 to October 16, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

NVIDIA Corporation – Historical Closing Values January 4, 2010 to October 16, 2020

PS-18

Citigroup Global Markets Holdings Inc.

Information About PayPal Holdings, Inc.

PayPal Holdings, Inc. operates as a technology platform company that enables digital and mobile payments on behalf of consumers and merchants. The company offers online payment solutions. PayPal Holdings, Inc. serves customers worldwide. The underlying shares of PayPal Holdings, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by PayPal Holdings, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-36859 through the SEC’s website at http://www.sec.gov. In addition, information regarding PayPal Holdings, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of PayPal Holdings, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “PYPL.”

We have derived all information regarding PayPal Holdings, Inc. from publicly available information and have not independently verified any information regarding PayPal Holdings, Inc. This pricing supplement relates only to the securities and not to PayPal Holdings, Inc. We make no representation as to the performance of PayPal Holdings, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. PayPal Holdings, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of PayPal Holdings, Inc. on October 16, 2020 was $204.45.

The graph below shows the closing value of PayPal Holdings, Inc. for each day such value was available from July 6, 2015 to October 16, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

PayPal Holdings, Inc. – Historical Closing Values July 6, 2015 to October 16, 2020

PS-19

Citigroup Global Markets Holdings Inc.

Information About Peloton Interactive, Inc.

Peloton Interactive, Inc. provides recreational facilities and services. The company offers workout bikes for indoor cycling, as well as other fitness related instruments. Peloton Interactive, Inc. serves customers in the United States. The underlying shares of Peloton Interactive, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Peloton Interactive, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-39058 through the SEC’s website at http://www.sec.gov. In addition, information regarding Peloton Interactive, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Peloton Interactive, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “PTON.”

We have derived all information regarding Peloton Interactive, Inc. from publicly available information and have not independently verified any information regarding Peloton Interactive, Inc. This pricing supplement relates only to the securities and not to Peloton Interactive, Inc. We make no representation as to the performance of Peloton Interactive, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Peloton Interactive, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Peloton Interactive, Inc. on October 16, 2020 was $131.33.

The graph below shows the closing value of Peloton Interactive, Inc. for each day such value was available from September 26, 2019 to October 16, 2020. The underlying shares of Peloton Interactive, Inc. began trading on September 26, 2019 and therefore have a limited historical performance. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Peloton Interactive, Inc. – Historical Closing Values September 26, 2019 to October 16, 2020

PS-20

Citigroup Global Markets Holdings Inc.

Information About Shopify Inc.

Shopify Inc. provides a cloud-based commerce platform. The company offers a platform for merchants to create an omni-channel experience that helps showcase the merchant's brand. The underlying shares of Shopify Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Shopify Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-37400 through the SEC’s website at http://www.sec.gov. In addition, information regarding Shopify Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Shopify Inc. trade on the New York Stock Exchange under the ticker symbol “SHOP.”

We have derived all information regarding Shopify Inc. from publicly available information and have not independently verified any information regarding Shopify Inc. This pricing supplement relates only to the securities and not to Shopify Inc. We make no representation as to the performance of Shopify Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Shopify Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Shopify Inc. on October 16, 2020 was $1,067.21.

The graph below shows the closing value of Shopify Inc. for each day such value was available from May 21, 2015 to October 16, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Shopify Inc. – Historical Closing Values May 21, 2015 to October 16, 2020

PS-21

Citigroup Global Markets Holdings Inc.

Information About Twilio Inc.

Twilio Inc. develops and publishes internet infrastructure solutions. The company offers cloud computing platform to allow web developers to integrate phone calls, internet protocol voice communications, and text messages into web, mobile, and phone applications. Twilio Inc. serves customers worldwide. The underlying shares of Twilio Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Twilio Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-37806 through the SEC’s website at http://www.sec.gov. In addition, information regarding Twilio Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Twilio Inc. trade on the New York Stock Exchange under the ticker symbol “TWLO.”

We have derived all information regarding Twilio Inc. from publicly available information and have not independently verified any information regarding Twilio Inc. This pricing supplement relates only to the securities and not to Twilio Inc. We make no representation as to the performance of Twilio Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Twilio Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Twilio Inc. on October 16, 2020 was $326.47.

The graph below shows the closing value of Twilio Inc. for each day such value was available from June 23, 2016 to October 16, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Twilio Inc. – Historical Closing Values June 23, 2016 to October 16, 2020

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Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $35.00 for each security sold in this offering. The actual underwriting fee will be equal to the selling concession provided to selected dealers, as described in this paragraph. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $35.00 for each security they sell. In addition, CGMI will pay selected dealers not affiliated with CGMI a structuring fee of up to $5.00 for each security they sell. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the securities. CGMI will pay these service providers a fee of up to $4.00 per security in consideration for providing marketing, education, structuring or referral services with respect to financial advisors or selected dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

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Citigroup Global Markets Holdings Inc.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

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Citigroup Global Markets Holdings Inc.

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated May 17, 2018, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on May 17, 2018, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

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Citigroup Global Markets Holdings Inc.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2020 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

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